Exhibit 10(k)







                                                      March __, 2002

(Name)

Dear _____:

                                   Agreement

Bethlehem Steel Corporation (the "Company") considers it essential to the best interest of its stockholders to have the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control or a potential Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in departure or distraction of management personnel to the detriment of the Company, its stockholders and security holders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the Company"s management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control or a Potential Change of Control of the Company.

In order to induce you to remain in the employ of the Company in certain circumstances as set forth in Section 7 hereof, the Company agrees that you shall receive the benefits set forth in this letter agreement in the event your employment with the Company is terminated subsequent to a "Change in Control" or "Potential Change in Control" (as defined in Sections 2 and 7 hereof) under the circumstances below.

    1.  Term of Agreement.  This Agreement shall commence on the date hereof
        -----------------
and shall continue in effect through December 31, 2002; provided, however, that commencing on January 1, 2003 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement, and provided, further, that notwithstanding any such notice by the Company not to extend, this agreement shall continue in effect for a period of twenty-four (24) months beyond the term provided herein if a Change in Control shall have occurred during such term.


         (b) Notwithstanding anything to the contrary stated herein, this Agreement shall terminate prior to the dates set forth above without further acts by either party upon termination of your employment prior to a Change in Control or Potential Change in Control due to death or Retirement (as defined in Section 3(a)(ii) hereof), termination of your employment by the Company for Cause or for Disability (as respectively defined in Sections 3(a)(iii) and 3(a)(i) hereof), termination of your employment by the Company prior to a Change in Control or Potential Change in Control for other than Cause or Disability, termination of your employment by you for any reason prior to a Change in Control or Potential Change in Control, or completion by the Company of all of its obligations in the event benefits shall become payable hereunder.

    2.  Change in Control.  No benefits shall be payable hereunder unless there
        -----------------
shall have been a Change in Control, as set forth below, and your employment by the Company shall thereafter have been terminated in accordance with Section 3 below.

         (a) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

              (i) any purchase of shares of the Company common stock or securities convertible into shares of common stock shall be made pursuant to a tender or exchange offer (other than any such tender offer or exchange made by the Company);

              (ii) any Person other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Clause (A) of Paragraph (iv) below;

              (iii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of the Company, cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 70% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company;

              (iv) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding stock and securities; or

              (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 75% of the combined voting power which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale.

         (b) For purposes of this Agreement, a "Change in Control" shall not be deemed to have occurred if there is an acquisition of shares of the Company common stock or securities convertible into shares of common stock by a creditor of the Company on the Petition Date or otherwise pursuant to the Plan of Reorganization; provided, however, that neither the creditor nor its affiliates is engaged in the steel industry.

         (c) For purposes of this Agreement, "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than an employee plan established by the Company, or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), an underwriter temporarily holding securities pursuant to an offering of such securities, or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership interest of the Company. "Beneficial Owner" shall mean a beneficial owner as defined in Rule 13d-3 under the Exchange Act.

    3.  Termination Following a Change in Control.  You shall be entitled to
        -----------------------------------------
the benefits provided under the Agreement upon your "Qualifying Termination" (as defined herein) during the 24-month period following a Change in Control. For purposes hereof, a "Qualifying Termination" shall mean a termination of your employment by the Company for any reason during the 24-month period following a Change in Control other than for Cause, Retirement or Disability, or your termination of employment for "Good Reason" (as defined in this Section
3).

              (i) Disability.  If, as result of your incapacity due to physical
                  ----------
or mental condition, you shall have been absent from your duties with the Company on a full-time basis for twelve (12) consecutive months, and you shall not have returned to the full-time performance of your duties within thirty
(30) days after written Notice of

Termination is given to you by the Company, such termination shall, for purposes of this Agreement, be considered to be termination by the Company for Disability.

              (ii) Retirement.  Termination of your employment based upon
                   ----------
"Retirement" shall mean your involuntary termination that is for Cause, or your voluntary termination of employment that is without "Good Reason" (and not within the 30-day period specified in Section 3(a)(iv)(L)) and in the case of clause (I) or (II), as applicable, is in accordance with the minimum age and service requirements for early or normal retirement under the Pension Plan, the Excess Benefit Plan, or the Supplemental Benefits Plan of the Company or your mandatory termination of employment upon reaching age 65 or such other age as shall be set under applicable Company policy as in effect immediately prior to a Change in Control.

              (iii) Cause.  The Company may terminate your employment for
                    -----
"Cause". For purposes of this Agreement only, the Company shall have Cause to terminate your employment hereunder only on the basis of your fraud upon, or misappropriation or embezzlement of assets of, the Company, or your willful and continued failure to substantially perform your duties hereunder (other than such failure resulting from your incapacity due to physical or mental condition or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Section 3(b)); provided, however, that Cause shall occur with respect to clause (B) of this sentence only if such action constituting Cause has not been corrected or cured by you within thirty (30) days after you have received written notice from the Company of the Company's intent to terminate your employment for Cause and specifying in detail the basis for such termination. For purposes of this paragraph, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board, you were guilty of conduct set forth in the second sentence of this Section 3(iii) and specifying the particulars thereof in detail.

              (iv) Good Reason.  You shall be entitled to terminate your
                   -----------
employment for Good Reason at any time during the term of this Agreement following a Change in Control. For purposes of this Agreement, "Good Reason" shall exist in the event of the occurrence of any of the following, without your express prior written consent:

                   (A) any diminution of, or assignment to you by the Company of duties inconsistent with, your position, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in your titles or positions as in effect immediately prior to a Change in Control, or any removal of you from, or any failure to reelect you to, any of such titles or positions, except in connection with your termination of employment for Disability, Retirement or Cause or as a result of your death, or by you other than for Good Reason;

                   (B) a reduction by the Company in your base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase your base salary (within twelve (12) months of your last increase in base salary prior to a Change in Control or any anniversary of the date of such increase) after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company (excluding you) effected in the preceding 12 months;

                   (C) any failure by the Company to continue in effect any benefit plan or arrangement or material fringe benefit (including, without limitation, the Company's life insurance, post-retirement benefits, and comprehensive medical plan coverage) in which you shall be participating at the time of a Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect your participation in or materially reduce your benefits under any such Benefit Plans; provided, however, the Company may, in lieu of continuing participation
       --------  -------
in any particular Benefit Plans, in its discretion, provide you with substantially similar benefits or provide you with cash payments at least equal to the value of participating in any of the Benefit Plans;

                   (D) any failure by the Company to continue in effect, or continue payments under, any incentive plan or arrangement (including, without limitation, the Company's Profit Sharing Plan or any other plans or arrangements providing you with substantially similar benefits (hereinafter referred to as "Incentive Plans")), in which you shall be participating at the time of a Change in Control or the taking of any action by the Company which would adversely affect your participation in any such Incentive Plans or reduce your benefits under any such Incentive Plans; provided, however, the Company may, in lieu of continuing participation in any particular Incentive Plans provide you with substantially similar benefits or provide you with cash payments at least equal to the value of participating in any of the Incentive Plans;

                   (E) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's 1998 Stock Incentive Plan) or any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof in which you shall be participating at the time of a Change in Control or plans or arrangements providing you with substantially similar benefits (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect your participation in or materially reduce your benefits under any such Securities Plans; provided, however, the Company may, in lieu of continuing participation in any particular Securities Plans provide you with substantially similar benefits or provide you with cash payments at least equal to the value of participating in any of the Securities Plans;

                   (F) a relocation of your principal work location: (A) outside the current city or metropolitan area of your principal work location as in effect immediately prior to a Change in Control, or (B) which results in an increase in commuting distance of more than twenty-five (25) miles from your existing commute as in effect immediately prior to a Change in Control;

                   (G) a substantial increase in business travel obligations over such obligations as they shall have existed at the time of a Change in Control;

                   (H) any failure by the Company to provide you with the number of paid vacation days to which you shall have been entitled at the time of a Change in Control;

                   (I) any material breach by the Company of any provision of this Agreement;

                   (J) any failure by the Company to obtain the satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated by Section 8 hereof;

                   (K) any purported termination of your employment which shall not be effected pursuant to a Notice of Termination satisfying the requirements of Section 3(b), and for purposes of this Agreement, no such purported termination shall be effective. Your right to terminate your employment pursuant to this subsection shall not be affected by your incapacity due to physical or mental condition; and

                   (L) your termination, for any reason, within the 30-day period following the first anniversary of a Change in Control.

         (b) Notice of Termination.  Any purported termination by the Company
             ---------------------
or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement upon which such notice is based.

         (c) Date of Termination:  Dispute Concerning Termination.  "Date of
             -------------------
Termination" shall mean:

              (i) if your employment shall be terminated for Disability, thirty
(30) days after a Notice of Termination shall be given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), and

              (ii) if your employment shall be terminated by the Company for Cause, by you for Good Reason or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant by the Company for Cause) shall not be less than thirty (30) days, and in the case of a termination by you for Good Reason shall not be more than sixty (60) days, respectively, from the date such Notice of Termination shall be given); provided, that if within thirty (30) days after any notice of Termination shall
--------
be given, the party receiving the such Notice of Termination shall notify the other party that a dispute exists concerning the termination, Date of Termination shall be the date on which the dispute shall be finally determined, either by mutual written agreement of the parties or by binding arbitration award referred to in Section 14; and, provided further that the Date of
                                      -------- -------
Termination shall be extended by a notice of dispute only if such notice shall be given in good faith and the party giving such notice shall pursue the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company shall continue to pay you your full compensation in effect when the notice giving rise to the dispute shall have been given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you shall have been participating when the notice giving rise to the dispute shall have been given, until the dispute shall be finally resolved in accordance with this Section. Amounts paid under this Section shall be in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. In addition, for purposes of determining whether any Qualifying Termination has occurred the date a notice is given pursuant to this Section shall be deemed the date on which your employment is terminated.

    4.  Compensation Upon Termination.

         (a) Salary and Other Compensation or Benefits.  If your employment
             -----------------------------------------
shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay your full salary to you through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits to which you are entitled through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

         (b) Disability.  During any period you shall fail to perform your
             ----------
duties hereunder as a result of incapacity due to physical or mental condition, you shall continue to receive your full base salary at the rate then in effect and all compensation, including payments under the Profit Sharing Plan, paid during the period, until your employment shall be terminated pursuant to
Section 3(a)(i) hereof. Thereafter, your benefits shall be determined in accordance with the insurance and other benefit programs then applicable to you.

         (c) Cause; Voluntary Termination of Employment Without Good Reason.
             --------------------------------------------------------------
If your employment shall be terminated for Cause or you voluntarily terminate employment without Good Reason, the Company shall pay you only your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination shall be given, together with other compensation and benefits to which you are entitled under the terms of any benefit plan, program or arrangement maintained by the Company and applicable to you, and the Company shall have no further obligation to you under this Agreement.

         (d) Severance Pay Benefits.  Subject to Section 3 hereof, if your
             ----------------------
employment shall be terminated in a Qualifying Termination, then you shall be entitled to the severance pay benefits provided below:

              (i) In lieu of any further salary payments to you for periods subsequent to the Date of Termination and other severance benefits, the Company shall pay you a lump sum severance payment, in an amount equal to one (or two if certain objectives, established at the sole discretion of the Chairman of the Company for the purposes of this Agreement with the approval of the statutory creditors" committee and the pre-chapter 11 inventory lenders in the current chapter 11 bankruptcy proceeding of the Company or otherwise approved by the bankruptcy court, are achieved) or, if less, the number of years, including fractional portions thereof, from the date of termination until you reach the age of 65 years, times the sum of the higher of your annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or such salary in effect immediately prior to the Change in Control, and the higher of the average of the highest three (3) awards made to you pursuant to the Company's annual incentive plan in respect of each of the five (5) measuring periods completed immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or such average in respect of such periods completed immediately prior to the occurrence of the Change in Control; provided, however, that if fewer than three (3) such awards have been made to
--------  -------
you, the averages described in subclauses (I) and (II) of this clause (B) shall be based solely on awards which were actually made to you, and provided
                                                               --------
further, that the reference to age 65 above shall be extended to a later age if
-------
the Company shall extend its current age-65 mandatory retirement policy for executive employees to a later age, in which case the reference age shall be deemed to be such later age, or you are asked by the Company to continue your employment beyond age 65 to a specified date, in which case the reference age shall be deemed to be the age you would attain if you, in fact, continue employment to such date, or if no date is specified, the reference age shall be deemed to be your age three (3) years from the Date of Termination.

              (ii) Notwithstanding any provision of the Excess Benefit Plan or the Supplemental Benefits Plan of Bethlehem Steel Corporation and Subsidiary Companies of the Company to the contrary, the Company shall pay to you the benefits to which you are eligible under such plans as of the date your employment is terminated as a Lump Sum Payment (as that term is defined in such plan). The amount of such Lump Sum Payment shall be determined using the actuarial assumptions applicable in determining an "Actuarial Equivalent" benefit in accordance with the provisions of paragraph 1.1(b)(i) of the Pension Plan of Bethlehem Steel Corporation and Subsidiary Companies - Steel Division as in effect on the date hereof.

              (iii) The Company shall also pay to you all legal fees and expenses incurred by you as a result of such Qualifying Termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to enforce any right or benefit provided by this Agreement). Such payments shall be made within five (5) business days after delivery of your written request for payment accompanies with such evidence of fees and expenses incurred as the Company may reasonably require.

              (iv) The payments provided in this Section 4(d) (other than
Section 4(d)(iii)) hereof shall be made not later than the fifth (5th) day following the Date of Termination; provided, however, that, if the amounts of
                                   --------  -------
such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code")) as soon as the amount thereof can be determined to have been due, payable in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide you with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

         (e) Insurance Benefits.  Subject to Section 3 hereof, if your
             ------------------
employment shall be terminated in a Qualifying Termination, then for the thirty-six (36) months following such termination the Company shall maintain, in full force and effect for your continued benefit, all life, and accident insurance or comprehensive medical plan coverage or arrangements in which you shall have been participating immediately prior to the Date of Termination, provided your continued participation (or to the extent that a particular type of coverage) shall be possible under the general terms and provisions of any such plans and arrangements, on the same cost-sharing basis that applied to you immediately prior to your Date of Termination. In the event your participation (or a particular type of coverage) under any such plan or arrangement shall be barred, the Company shall arrange to provide you with benefits, at substantially the same after-tax cost to you, which shall be substantially similar to those which you shall be entitled to receive under such plans and arrangements. This Section 4(e) shall only be applicable to the extent that you are not otherwise eligible for the benefits described as a result of your Retirement. Benefits otherwise receivable by you pursuant to this Section 4(e) shall be reduced to the extent comparable benefits are actually received by or made available to you without cost during the thirty-six (36) month period following your termination of employment (and any such benefits actually received by you shall be reported to the Company by you).

         (f) Death and Retirement Benefits.  In the event of your death or
             -----------------------------
Retirement, the Company shall have no further obligations to you under this Agreement, but you shall be entitled to receive such retirement benefits under the Company's Pension Plan, Excess Benefit Plan, or Supplements Benefits Plan, life insurance, post-retirement benefits, comprehensive medical plan coverage, and such other benefits as may be applicable to you.

         (g) Mitigation.  You shall not be required to mitigate the amount of
             ----------
any payment provided for in Sections 4(c), (d) and (e) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as a result of employment by another employer after the Date of Termination, or otherwise. Benefits otherwise receivable by you pursuant to Section 4(e) shall be reduced to the extent comparable benefits shall be actually received by you during the period benefits under Section 4(e) shall be applicable, and any such benefits actually received by you shall be reported to the Company.

    5.  Excise Taxes.  The following provisions shall apply with respect to any
        ------------
excise tax imposed under Section 4999 of the Code (the "Excise Tax"):

         (a) Whether or not you become entitled to any of the payments described in Section 4(d), if any of the payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (the "Total Payments")) will be subject to Excise Tax, the Company shall pay to you an additional amount (the "Gross- Up Payment") equal to the amount of the Excise Tax which applies to the Total Payments, but excluding any additional Excise Tax which may apply to the Gross-Up Payment or any income or other taxes which may result from the Total Payments or the Gross-Up Payment. Such payment shall be made in the manner described in Section 4(d) hereof.

         (b) For purposes of determining whether any of the Total Payments will be subject to Excise Tax and the amount of such Excise Tax, (i) any Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to you, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of Section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code), or are otherwise not subject to the Excise Tax, and

(ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) of the Code. For purposes of determining the amount of the Gross- Up Payment, you shall be deemed to pay federal income and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income and employment taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination (or such other time as hereinafter described), net of the maximum reduction in federal income or employment taxes which could be obtained from deduction of such state and local taxes.

         (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment (or such other time as is hereinafter described), you shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (or such other time as is hereinafter described) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by you with respect to such excess) at the time that the amount of such excess is finally determined. You and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

    6.  Letter of Credit Preceding Termination/Grantor Trust.  In the event a
        ----------------------------------------------------
Potential Change in Control (as hereinafter defined) shall have occurred after the Effective Date of the Company's Plan of Reorganization under the Bankruptcy Code, the Company shall promptly (and in no event more than fourteen (14) days thereafter) take one of the following actions:

         (a) Letter of Credit.  The Company may establish an irrevocable letter
             ----------------
of credit (the "Letter of Credit") in your favor in an amount equal to the aggregate amounts which would be payable to you pursuant to Section 4 hereof as if you were immediately entitled to payment pursuant thereto, plus $100,000. Such Letter of Credit to be issued by a commercial bank which shall be a national banking association or established under the laws of one of the state of the United States, and which shall have equity in excess of $100 million (the "Bank").

              (i) Payments under Letter of Credit.  The Letter of Credit shall
                  -------------------------------
be in form and substance reasonably satisfactory to you and the Company and shall provide that the Bank shall pay you the amount of your draft, on presentation to the Bank of a statement, signed by you or your authorized representative, setting forth a statement, in the form attached as Exhibit A hereto, that pursuant to any or all of Section 4 of this Agreement, you are entitled to payments of not less than the amount of such draft and have not otherwise received such payments (the "Statement"), and the Date of Termination of your employment and by the independent agent selected by the Company immediately upon the occurrence of a Potential Change in Control and reasonably acceptable to you (the "Agent"), setting forth a statement that it has reviewed the calculation of the benefits to which you claim you are entitled and that it has confirmed the accuracy of such calculations. With respect to the statement prepared by the Agent pursuant to clause (ii) of the preceding sentence, the Agent shall have no duty to inquire of the Company, or otherwise determine, whether you are entitled to the payments which you claim, but shall merely confirm that, assuming you are so entitled to such benefits, the calculation thereof has been accurately performed.

              (ii) Maintenance of Letter of Credit.  Each time you shall draw
                   -------------------------------
on the Letter of Credit, you shall provide the Company with a copy of such draft and the accompanying statement referred to above. The Company shall maintain the Letter of Credit in effect for a period of two (2) years from the date on which it shall be issued; provided, however, that if during any two (2) month period any event shall occur which, pursuant to this Section 6, would have required the Company to establish a Letter of Credit had none then existed, then the Company shall maintain the Letter of Credit in effect for a period of two (2) years following such event unless further extended pursuant to this Section. During the period in which a Letter of Credit is required to be maintained, the Company shall, at six-month intervals commencing with the date the Letter of Credit shall be established, calculate the amount which would be payable to you pursuant to Section 4 hereof as if you were immediately entitled to payment pursuant thereto. If the amount so calculated, plus $100,000, shall exceed the amount available to be drawn upon under the Letter of Credit then in effect, the Company shall promptly (and in no event later than seven (7) days thereafter) cause the amount payable under the Letter of Credit to be increased by the amount of such excess.

         (b) Grantor Trust.  In lieu of obtaining a Letter of Credit, the
             -------------
Company, in its discretion, may establish a grantor trust (the "Grantor Trust"), which shall become irrevocable upon a Change in Control, for your benefit with a Bank and shall fund such grantor Trust with the amount otherwise to be covered by the Letter of Credit as described in the first sentence of paragraph 6(a). You shall be entitled to payments from the Grantor Trust upon your presentation to the Bank of the Statement.

         (c) Effect of Payments under Letter of Credit or Grantor Trust.  The
             ----------------------------------------------------------
Payment by the Bank of the amount of your draft in accordance with the terms hereof and of the Letter of Credit or from the Grantor Trust, whichever is applicable, shall reduce any obligation of the Company to you pursuant to this Agreement by such amount and shall not constitute a waiver by the Company of, or in any way preclude the Company from asserting, any claim against you that you shall not be entitled to some or all of such payment. In addition, your drawing upon the Letter of Credit shall not constitute a waiver by you, or in any way preclude you from asserting, any claim against the

Company that you are entitled to amounts pursuant to this Agreement which were not paid by amounts received under the Letter of Credit or Grantor Trust.

7.  Potential Change in Control.  (a) For purposes of this Agreement, a
    ---------------------------
"Potential Change in Control" shall be deemed to have occurred if:

              (i) the Company shall enter into an agreement, the consummation of which would result in the occurrence of a Change in Control;

              (ii) any person other than the Company shall publicly announce an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

              (iii) an person other than the Company or a subsidiary Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors as a result of a tender or exchange offer, open market purchase, privately negotiated purchases or otherwise, unless more than 50% of those directors of the Company who shall be non-officer directors shall prior to, or immediately after reaching such 10% beneficial ownership level, vote in favor of a resolution of the Board of Directors determining, or join in a written declaration to that effect, that such beneficial ownership will not constitute a Potential Change in Control; or

              (iv) more than 50% of those directors of the Company who shall be non-officer directors shall vote in favor of a resolution, or join in a written declaration, to the effect that a Potential Change in Control for the purposes of this Agreement shall have occurred.

         (b) You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, you will at the option of the Company remain in the employ of the Company for a period of six
(6) months from the occurrence of the first such Potential Change in Control.

    8.  Successors; Binding Agreement.  The Company shall require any successor
        -----------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to all compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you had terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be the Date of Termination. As used in this Agreement, Company shall mean the Company as defined herein and any successor to its business and/or assets which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee, or if there shall be no such designee, to your estate.

    9.  Notice.  For the purposes of this Agreement, notices and all other
        ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If, to you, to:

                   [Name]
                   [Address]
                   [Address]

          If, to the Company, to

                   Secretary
                   Bethlehem Steel Corporation
                   Martin Tower
                   1170 Eighth Avenue
                   Bethlehem, Pennsylvania 18016-7699

or to such other address as either party may have furnished to the other party in writing in accordance herewith, except that such change of address shall be effective only upon receipt.

    10.  Miscellaneous.  No provision of this Agreement may be modified, waived
         -------------
or discharged unless such modification, waiver or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to conflicts of law principals).

    11.  Confidentiality.  You shall retain in confidence all confidential
         ---------------
information known to you concerning the Company and its business so long as such information shall not otherwise be publicly disclosed.

    12.  Validity.  The invalidity or unenforceability of any provision of this
         --------
Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    13.  Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    14.  Arbitration.  Any dispute or controversy arising under this Agreement
         -----------
shall be settled exclusively by arbitration in [Bethlehem, Pennsylvania] in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator"s award in any court having jurisdiction, provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. No such arbitration proceedings shall be commenced or conducted until at least 60 days after the parties hereby agree to endeavor in good faith to resolve any dispute by mutual agreement. If mutual agreement cannot be attained, any disputing party, by written notice to the other ("Arbitration Notice") may commence arbitration proceedings. Such arbitration proceedings shall be conducted before a panel of three arbitrators, one appointed by each party within thirty (30) days after the date of the Arbitration Notice, and one chosen within sixty (60) days after the date of the Arbitration Notice by the two arbitrators appointed by the disputing parties. Any Bethlehem, Pennsylvania court of competent jurisdiction shall appoint any arbitrator that has not been appointed within such time periods. Judgment may include costs and attorneys fees and may be entered in any court of competent jurisdiction.

    15.  No Guaranty of Employment.  Neither this contract nor any action taken
         -------------------------
hereunder shall be construed as giving you a right to be retained as an employee of the Company. The Company shall be entitled to terminate your employment at any time, subject to providing the severance benefits herein specified in accordance with the terms hereof.

    16.  Entire Agreement.  This Agreement sets forth the entire agreement
         ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes all other agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                       Sincerely,

                                       BETHLEHEM STEEL CORPORATION


                                       By
                                          -------------------------------
                                       R. S. Miller

AGREED:

___________________










L/Chapter 11 - Modified Tier I CIC